Exhibit 99.1

Walgreens Boots Alliance Commences Tender Offer to Purchase Certain Outstanding Debt Securities

DEERFIELD, Ill., April 9, 2021 – Walgreens Boots Alliance, Inc. (the “Company”) (Nasdaq: WBA) today announced the commencement of cash tender offers (collectively, the “Tender Offer”) for up to $2,750,000,000 aggregate principal amount of the senior notes listed in the table below (collectively, the “Notes”).

Title of Security(1)	Principal Amount Outstanding	CUSIP Number	Tender Caps	Acceptance Priority Level	Early Tender Premium(2)	Reference U.S. Treasury Security	Bloomberg Reference Page/Screen	Fixed Spread (basis points)
4.800% Notes due 2044	$1,500,000,000	931427AC2	N/A	1	$30.00	1.625% UST due November 15, 2050	FIT1	138
4.400% Notes due 2042(3)	$500,000,000	931422AK5	N/A	2	$30.00	1.625% UST due November 15, 2050	FIT1	130
4.650% Notes due 2046	$600,000,000	931427AR9	N/A	3	$30.00	1.625% UST due November 15, 2050	FIT1	138
4.500% Notes due 2034	$500,000,000	931427AB4	N/A	4	$30.00	1.125% UST due February 15, 2031	FIT1	130
4.100% Notes due 2050(4)	$1,000,000,000	931427AT5	$200,000,000	5	$30.00	1.625% UST due November 15, 2050	FIT1	140
3.100% Notes due 2022(3)(5)	$1,200,000,000	931422AH2	$500,000,000	6	$30.00	1.500% UST due September 15, 2022	FIT4	22
3.800% Notes due 2024	$2,000,000,000	931427AH1	N/A	7	$30.00	0.250% UST due March 15, 2024	FIT1	45
3.450% Notes due 2026	$1,900,000,000	931427AQ1	N/A	8	$30.00	0.750% UST due March 31, 2026	FIT1	48

(1)

Subject to a limited exception, the Total Consideration will be determined taking into account the Par Call Date (as defined below), if applicable, for such series of Notes, as described herein. If such series of Notes do not have a Par Call Date, the Total Consideration will be determined based on the maturity date of the Notes of such series. In addition, Holders whose Notes are accepted will also receive Accrued Interest on such Notes.

(2)

The Total Consideration payable for each $1,000 principal amount of Notes validly tendered at or prior to the Early Tender Deadline and accepted for purchase includes the applicable Early Tender Premium.

(3)	The 4.400% Notes due 2042 and 3.100% Notes due 2022 were issued by Walgreen Co., a wholly owned subsidiary of Walgreens Boots Alliance, Inc.

(4)	The Tender Cap of $200,000,000 for the 4.100% Notes due 2050 represents the maximum aggregate principal amount of 4.100% Notes due 2050 that may be purchased in the Offer.

(5)	The Tender Cap of $500,000,000 for the 3.100% Notes due 2022 represents the maximum aggregate principal amount of 3.100% Notes due 2022 that may be purchased in the Offer.

The Tender Offer is being made upon, and is subject to, the terms and conditions set forth in the Offer to Purchase dated April 9, 2021 (the “Offer to Purchase”). The Tender Offer will expire at 12:00 midnight, New York City time, on May 7, 2021 (one minute after 11:59 pm New York City time, on May 6, 2021), unless extended or earlier terminated by the Company (the “Expiration Date”). Tenders of Notes may be withdrawn at any time at or prior to 5:00 p.m., New York City time, on April 22, 2021, but may not be withdrawn thereafter except in certain limited circumstances where additional withdrawal rights are required by law.

The consideration paid in the Tender Offer for Notes that are validly tendered and accepted for purchase will be determined in the manner described in the Offer to Purchase by reference to a fixed spread over the yield to maturity of the applicable U.S. Treasury Security specified in the table above and in the Offer to Purchase (the “Total Consideration”). Holders of Notes that are validly tendered and not withdrawn at or prior to 5:00 p.m., New York City time, on April 22, 2021 (the “Early Tender Deadline”) and accepted for purchase will receive the applicable Total Consideration, which includes an early tender premium as set forth in the table above and in the Offer to Purchase (the “Early Tender Premium”). Holders of Notes who validly tender their Notes following the Early Tender Deadline and on or prior to the Expiration Date will only receive the applicable “Tender Offer Consideration,” which is an amount equal to the applicable Total Consideration minus the applicable Early Tender Premium. The Total Consideration will be determined at 10:00 a.m., New York City time, on April 23, 2021 (the “Price Determination Date”), unless extended.

Payment for Notes purchased will include accrued and unpaid interest from and including the last interest payment date applicable to the relevant series of Notes up to, but not including, the applicable settlement date for such Notes accepted for purchase. The settlement date for Notes that are validly tendered on or prior to the Early Tender Deadline is expected to be April 26, 2021, one business day following the Price Determination Date (the “Early Settlement Date”). The settlement date for the Notes that are tendered following the Early Tender Deadline but at or prior to the Expiration Date is expected to be May 11, 2021, two business days following the Expiration Date, assuming the Maximum Tender Amount is not purchased on the Early Settlement Date.

Subject to the Maximum Tender Amount and the Tender Caps, all Notes validly tendered and not validly withdrawn on or before the Early Tender Deadline having a higher Acceptance Priority Level (as shown in the table above, with 1 being the highest) will be accepted before any tendered Notes having a lower Acceptance Priority Level (with 8 being the lowest), and all Notes validly tendered after the Early Tender Deadline having a higher Acceptance Priority Level will be accepted before any Notes tendered after the Early Tender Deadline having a lower Acceptance Priority Level. However, even if the Tender Offer is not fully subscribed as of the Early Tender Deadline, subject to the Maximum Tender Amount and the Tender Caps, Notes validly tendered and not properly withdrawn at or prior to the Early Tender Deadline will be accepted for purchase in priority to other Notes tendered following the Early Tender Deadline, even if such Notes tendered following the Early Tender Deadline have a higher Acceptance Priority Level than Notes tendered at or prior to the Early Tender Deadline.

Notes of a series may be subject to proration if the aggregate principal amount of the Notes of such series validly tendered and not properly withdrawn would cause the Maximum Tender Amount or, in the case of the 4.100% Notes due 2050 and 3.100% Notes due 2022, the Tender Caps, to be exceeded. Furthermore, if the Tender Offer is fully subscribed as of the Early Tender Deadline, holders who validly tender Notes following the Early Tender Deadline but at or prior to the Expiration Date will not have any of their Notes accepted for purchase.

The Company’s obligation to accept for purchase and to pay for the Notes validly tendered in the Tender Offer is subject to the satisfaction or waiver of a number of conditions described in the Offer to Purchase, including the receipt of proceeds from the Company’s delayed draw term loan. The Company reserves the right, subject to applicable law, to: (i) waive any and all conditions to the Tender Offer; (ii) extend or terminate the Tender Offer; (iii) increase or decrease the Maximum Tender Amount and/or the Total Consideration and/or increase, decrease or eliminate the Tender Caps without extending the withdrawal deadline or otherwise reinstating withdrawal rights with respect to the Notes; or (iv) otherwise amend the Tender Offer in any respect.

Wells Fargo Securities, BofA Securities, HSBC and J.P. Morgan are acting as the dealer managers for the Tender Offer. The information agent and tender agent is Global Bondholder Services Corporation. Copies of the Offer to Purchase and related offering materials are available by contacting Global Bondholder Services Corporation by telephone at (212) 430-3774 (for banks and brokers only), (866) 470-3800 (for all others toll-free), via email at contact@gbsc-usa.com or online at https://www.gbsc-usa.com/walgreens/. Questions regarding the Tender Offer should be directed to Wells Fargo Securities at (866) 309-6316 (toll-free) or (704) 410-4759, BofA Securities at (980) 387-3907, HSBC at (888) HSBC-4LM (toll-free) or (212) 525-5552 (collect) and J.P. Morgan at (917) 721-9052 (collect) or (866) 834-4666 (toll-free). This press release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. The Tender Offer is being made only pursuant to the Offer to Purchase and only in such jurisdiction as is permitted under applicable law.

Cautionary Note Regarding Forward Looking Statements

All statements in this press release that are not historical are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including those described in Item 1A (Risk Factors) of our Annual Report on Form 10-K for the fiscal year ended August 31, 2020, our Quarterly Report on Form 10-Q for the quarter ended February 28, 2021 and in other documents that we file or furnish with the SEC. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially. These forward-looking statements speak only as of the date they are made. Except to the extent required by law, we do not undertake, and expressly disclaim, any duty or obligation to update publicly any forward-looking statement after the date of this press release, whether as a result of new information, future events, changes in assumptions or otherwise.

About Walgreens Boots Alliance

Walgreens Boots Alliance (Nasdaq: WBA) is a global leader in retail and wholesale pharmacy, touching millions of lives every day through dispensing and distributing medicines, its convenient retail locations, digital platforms and health and beauty products. The company has more than 100 years of trusted health care heritage and innovation in community pharmacy and pharmaceutical wholesaling.

Including equity method investments, WBA has a presence in more than 25 countries, employs more than 450,000 people and has more than 21,000 stores.

WBA’s purpose is to help people across the world lead healthier and happier lives. The company is proud of its contributions to healthy communities, a healthy planet, an inclusive workplace and a sustainable marketplace. WBA is a Participant of the United Nations Global Compact and adheres to its principles-based approach to responsible business. WBA is included in FORTUNE’s 2021 list of the World’s Most Admired Companies.* This is the 28th consecutive year that WBA or its predecessor company, Walgreen Co., has been named to the list.

*© 2021, Fortune Media IP Limited. Used under license.

(WBA-GEN) Media Relations	Contact
USA / Morry Smulevitz International	+1 847 315 0517 +44 (0)20 7980 8585

Investor Relations	Contact
Gerald Gradwell and Jay Spitzer	+1 847 315 2922